EXHIBIT 10.3
(Multicurrency—Cross Border)
ISDA®
International Swap Dealers Association, Inc.
MASTER AGREEMENT
dated as of [          ]
     [_________] and Banc of America Auto Securities Trust 20[ ]-[ ] have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows:
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise
Copyright © 1992 by International Swap Dealers Association, Inc

pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.
(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.
(c) Netting. If on any date amounts would otherwise be payable:
(i) in the same currency; and
(ii) in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d) Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:

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(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:
(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.
(ii) Liability. If:
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the

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performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.
3. Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:
(a) Basic Representations.
(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;
(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such

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event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:
(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

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(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;
(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

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(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or
(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);
(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:

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(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or
(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified

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pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):
(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;
(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);
(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets, to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the

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resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or
(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).
(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.
6. Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.
(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

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If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).
Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.
(iv) Right to Terminate. If:
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c) Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

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(d) Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.
(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i) Events of Default. If the Early Termination Date results from an Event of Default:
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.
(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

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(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(ii) Termination Events. If the Early Termination Date results from a Termination Event:
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.
(2) Two Affected Parties. If there are two Affected Parties:
(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and
(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

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(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.
7. Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8. Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

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(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.
9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

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(e) Counterparts and Confirmations.
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.
(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.
(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.
11. Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any

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Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
(v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.
13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

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(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.
Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.
(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.
14. Definitions
As used in this Agreement:
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).
“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.
“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.
“Applicable Rate” means:

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(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;
(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.
“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.
“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction,

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but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).
“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.
“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.
“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.
“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each

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applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

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“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and
(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.
“Specified Entity” has the meaning specified in the Schedule.
“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).

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“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.
“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the

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Termination Currency Equivalents of the fair market values reasonably determined by both parties.

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IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

[____________________________]	BANC OF AMERICA AUTO SECURITIES TRUST 20[ ]-[ ]

	By:	[__________________], not in its
individual capacity but solely as owner trustee

(Name of Party)	(Name of Party)

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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ISDA
International Swap Dealers Association, Inc.
SCHEDULE
to the
Master Agreement
          dated as of [                      ]
between [_________] and Banc of America Auto Securities Trust 200[ ] — [ ]
(“Party A”)                                  (“Party B”)
Part 1. Termination Provisions.
(a)	The following shall apply:
(i) Termination by Party A — Events of Default. Notwithstanding the provisions of Section 5(a), the only events which will constitute Events of Default when they occur in relation to Party B will be those events specified in Sections 5(a)(i) (Failure To Pay Or Deliver) and Section 5(a)(vii) (Bankruptcy), other than the events specified in Section 5(a)(vii)(2).

Accordingly, the provisions of Section 5(a)(ii) (Breach Of Agreement), the provisions of Section 5(a)(iii) (Credit Support Default), the provisions of Section 5(a)(iv) (Misrepresentation), the provisions of Section 5(a)(v) (Default Under Specified Transaction), the provisions of Section 5(a)(vi) (Cross Default), the provisions of Section 5(a)(vii)(2) (insolvency) and the provisions of Section 5(a)(viii) (Merger Without Assumption) will in no circumstances be regarded as having given rise to an Event of Default with respect to Party B.

(ii) Termination by Party A — Termination Events Notwithstanding the provisions of Section 5(b), and save as otherwise provided herein, the only events which will constitute Termination Events when they occur in relation to Party B will be those events specified in Section 5(b)(i) (Illegality) and Section 5(b)(v) (Additional Termination Event). Accordingly, the provisions of Section 5(b)(iv) (Credit Event Upon

Merger) will not be regarded as having given rise to a Termination Event with respect to Party B and Party A may not designate an Early Termination Date related to the provisions of Section 5(b)(ii) (Tax Event) or the provisions of Section 5(iii) (Tax Event Upon Merger).

(iii) Termination by Party B - Events of Default and Termination Events. Save as otherwise provided herein, the provisions of Section 5 will apply with respect to Party A without amendment save for Section 5(a)(vi) (Cross Default) which will in no circumstances be regarded as having given rise to an Event of Default with respect to Party A and the provisions of Section 5(b)(iii) will apply to Party A provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.
(b)	“Specified Entity” none specified in relation to either Party A or Party B.

(c)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(d)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(e)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

Market Quotation will apply and the Second Method will apply; provided, however, with respect to an early termination in which Party A is the Defaulting Party or sole Affected Party in respect of an Additional Termination Event or Tax Event Upon Merger, notwithstanding Section 6 of this Agreement, the following amendment to this Agreement set forth in paragraphs (i) to (ix) below shall apply:

The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement with Rated Debt, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of
Schedule to ISDA
Master Agreement

preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(iii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated (or such later day as Party B may specify in writing to Party A, which in any event will not be later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation; or

(b) If no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the Latest Settlement Amount Determination Day, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(iv) For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a
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Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(v) Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Latest Settlement Amount Determination Day.

(vi) Party B will be deemed to have discharged its obligations under (v) above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated.

(vii) if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(viii) Any amount calculated as being due in respect of an Early Termination Date will be payable in accordance with Section 6(d)(ii), provided that if such payment is owed to Party B, it will be payable on the day that notice of the amount payable is given to Party A.

(ix) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation”. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).”.
(f)	“Termination Currency” means U.S. Dollars.

(g)	Additional Termination Event will apply. Each of the following events shall constitute an Additional Termination Event hereunder:
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(i) Acceleration of the Notes. The following shall constitute an Additional Termination Event in which Party B shall be the sole Affected Party: Any acceleration of the Notes outstanding occurs following an event of default under the Indenture.

(ii) Regulation AB Financial Disclosure. The following shall constitute an Additional Termination Event in which Party A shall be the sole Affected Party: The failure of Party A to materially comply with or materially perform any agreement or undertaking to be complied with or performed by Party A under Part 5(t).

(iii) S&P Downgrade of Party A. The failure by Party A to post Eligible Collateral or to obtain a guarantee in accordance with Part 5(u) and with the terms of the Credit Support Annex or to transfer its rights and obligations hereunder to a Qualified Counterparty in accordance with Part 5(u) shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

(iv) Moody’s First Rating Trigger Collateral. The following shall constitute an Additional Termination Event in which Party A is the sole Affected Party: Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex from time to time entered into between Party A and Party B in relation to this Agreement and either (x) the Moody’s Second Rating Trigger Requirements do not apply or (y) less than 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply.

(v) Moody’s Second Rating Trigger Replacement. The following shall constitute an Additional Termination Event in which Party A is the sole Affected Party: (x) The Moody’s Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply and (y) (A) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(e) below and/or (B) at least one entity with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally
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binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

For the purpose of Part 1(e) and sub-paragraphs (iv) and (v) above:

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Replacement” means an entity (A) with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings that is the subject of a legal opinion given by a law firm confirming that none of its payments to Party B will be subject to withholding for tax or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations
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“Relevant Entities” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

(A) The “Moody’s First Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Moody’s First Trigger Required Ratings.

An entity shall have the “Moody’s First Trigger Required Ratings” (x) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt obligations are rated “A2” or above by Moody’s and (y) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A1” or above by Moody’s.

(B) So long as the Moody’s First Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, (x) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor with the Moody’s First Trigger Required Ratings, (y) transfer to Party B the amount of Eligible Collateral required under the Credit Support Annex or (y) transfer this Agreement in accordance with Part 5(e) below.

(C) The “Moody’s Second Rating Trigger Requirements” shall apply so long as no Relevant Entity has the Moody’s Second Trigger Required Ratings.

An entity shall have the “Moody’s Second Trigger Required Ratings” (x) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s and (y) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s.

(D) So long as the Moody’s Second Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, either (x) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided
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by a guarantor with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings or (y) transfer this Agreement in accordance with Part 5(e) below, and in both the case of (x) and (y), transfer to Party B the amount of Eligible Collateral required under the Credit Support Annex.

In the event of an Early Termination Date in respect of a Party A Rating Downgrade, a Moody’s First Rating Trigger Replacement or a Moody’s Second Rating Trigger Replacement and the entering into by Party B of alternative swap arrangements, Party A shall pay all reasonable out-of-pocket expenses, including legal fees and stamp taxes, relating to the entering into of such alternative swap arrangements.
Part 2. Tax Representations
(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will make the representations in (i) and (ii) below.
(i)	Party A represents that it is a [type of entity] organized under the laws of [ ].
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(ii)	Party B represents that it is a [Delaware statutory trust] organized or formed under the laws of the State of [Delaware].
Part 3. Agreement to Deliver Documents.
For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:
(a)	Tax forms, documents or certificates to be delivered are:

Party A and Party B shall promptly deliver to the other party (or as directed) any form or document accurately completed and in a manner reasonably satisfactory to the other party that may be required or reasonably requested in order to allow the other party to make a payment under a Transaction without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, promptly upon reasonable demand by the other party.
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(b)	Other documents to be delivered are:

Covered by Section
Party required to	Form/Document/	Date by which to be	3(d) Representation
deliver document	Certificate	delivered	of this Agreement
Party A and Party B	Evidence of the authority of the signatories of this Agreement including specimen signatures of such signatories.	Upon execution of this Agreement.	Yes

Party A	An opinion of counsel addressed to Party B in form and substance reasonably acceptable to Party B.	Upon execution of this Agreement.	No

Party B	An opinion of Party B’s counsel addressed to Party A in form and substance reasonably acceptable to Party A.	Upon execution of this Agreement.	No
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Covered by Section
Party required to	Form/Document/	Date by which to be	3(d) Representation
deliver document	Certificate	delivered	of this Agreement
Party B	A duly executed certificate of the secretary or assistant secretary of the Owner Trustee of Party B certifying the name and true signature of each person authorized to execute this Agreement and enter into Transactions for Party B.	Upon execution of this Agreement.	Yes

Party B	Copies of executed Indenture and Sale and Servicing Agreement.	Upon execution of such Agreements	Yes

Party A	Financial data relating to Party A, as required pursuant to Part 5(t) of this Schedule.	As required pursuant to Part 5(t) of this Schedule.	Yes

Party A	Executed Indemnification and Disclosure Agreement, among Party A, Bank of America, National Association and BAS Securitization LLC, relating to Party A’s furnished information for use in the Prospectus and other matters.	Upon or prior to execution of this Agreement	Yes
Part 4. Miscellaneous.
(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address: [ ]
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Attention: [ ]

Facsimile No.: Telephone No.:

Electronic Messaging System Details: [ ]

Address for notices or communications to Party B:
Address: c/o [ ], as Owner Trustee
[ ]

[ ]
Attention: [ ]

Telex No.: Not applicable Answerback: Not applicable
Facsimile No.: [ ] Telephone No.: [ ]

Electronic Messaging System Details: [ ]

With a copy to:

Bank of America, National Association

100 North Tryon Street

Charlotte, North Carolina 28258

Attention: [ ]

Telephone No.: [ ]

Facsimile No.: [ ]

With a copy to the Indenture Trustee at:

Address: [ ]

Attention: [ ]

Telex No.: Not applicable Answerback: Not applicable

Facsimile No.: [ ] Telephone No.: [ ]

Electronic Messaging System Details: [ ]
(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent [ ]

Party B appoints as its Process Agent Not applicable
(c)	Notices. Section 12(a) of the Agreement is amended by adding the words in the third line thereof after the phrase “messaging system” and before the “)” the words “;
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provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied by the party providing notice, or if answer back confirmation is not received from the party to whom the telex is sent.”
(d)	Offices. The provisions of Section 10(a) of this Agreement will apply to this Agreement.

(e)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A [is] [is not] a Multibranch Party and, if so, may act through the following offices:

[specify].

Party B is not a Multibranch Party.

(f)	Calculation Agent. The Calculation Agent is Party B, unless otherwise specified in a Confirmation in relation to the relevant Transaction.
(g)	Credit Support Document. Details of any Credit Support Document:

With respect to Party A: The Credit Support Annex

With respect to Party B: Not applicable
(h)	Credit Support Provider. Credit Support Provider means in relation to

Party A:	[Not applicable].
Party B:	Not applicable.
(i)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of laws doctrine except Section 5-1401 and Section 5-1402 of the New York General Obligation Law).

(j)	Netting of Payments. The limitation set forth in Section 2(c)(ii) of this Agreement will apply and therefore the netting in Section 2(c) of this Agreement will be limited to the same Transaction.

(k)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(l)	No Gross Up by Party B. Section 2(d)(i)(4) is hereby deleted and replaced by the following:
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“(4) (A) If Party A is the party so required to deduct or withhold, then Party A shall make such additional payment as is necessary to ensure that the net amount actually received by Party B (free and clear of all Taxes, whether assessed against it or Party B) will equal the full amount Party B would have received had no such deduction or withholding been required; and
(B) if Party B is the party so required to deduct or withhold, then Party B shall make the relevant payment subject to such deduction or withholding.
For the avoidance of doubt, the fact that any payment is made by Party B subject to the provisions of (B) above shall at no time affect the obligations of Party A under (A) above.”
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Part 5. Other Provisions.
(a)	ISDA Definitions

The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) as published by the International Swaps and Derivatives Association, Inc., the 1998 FX and Currency Option Definitions (the “FX Definitions”), as published by ISDA, the Emerging Markets Traders Association and The Foreign Exchange Committee, the 1996 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 1997 ISDA Government Bond Option Definitions (the “Bond Definitions”) as published by the International Swaps and Derivatives Association, Inc., the 2000 Definitions, the FX Definitions, the Equity Definitions and the Bond Definitions together known as the “Definitions”, each are incorporated by reference into this Agreement. The Agreement and each Transaction will be governed by the Definitions as they may be officially amended and supplemented from time to time by ISDA.

In the event of any inconsistency between the 2000 Definitions and the FX Definitions, the FX Definitions shall prevail with respect to a FX Transaction or a Currency Option Transaction as defined in the FX Definitions.

In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions shall prevail with respect to a Transaction as defined in the Equity Definitions.

In the event of any inconsistency between the 2000 Definitions and the Bond Definitions, the Bond Definitions shall prevail with respect to a Government Bond Option Transaction as defined in the Bond Definitions.

For the sake of clarity, unless otherwise specified in this Agreement, the following documents shall govern in the order in which they are listed in the event of any inconsistency between any of the documents:
(i)	the Confirmation;

(ii)	the Schedule;

(iii)	the Equity Definitions (solely with respect to Transactions as defined therein); and the Bond Definitions (solely with respect to Government Bond Option Transactions
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as defined therein); and the FX Definitions (solely with respect to FX and Currency Option Transactions as defined therein);
(iv) the 2000 Definitions; and
(v) the printed form of ISDA Master Agreement.
(b)	Relationship Between Parties
Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):
(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.
(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.
(iii) Status of Parties. Each party is acting as principal and not as agent and the other party is not acting as a fiduciary for or as an advisor to it in respect of that Transaction.
(iv) Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, 7 U.S.C. Section 1a(12).
(v) FDIC Requirements. If it is a bank subject to the requirements of 12 U.S.C. § 1823(e), the necessary action to authorize referred to in the representation in Section 3(a)(ii) includes all authorizations required under the Federal Deposit Insurance Act as amended, including amendments effected by the Financial Institutions Reform,
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Recovery and Enforcement Act of 1989, and under any agreement, writ, decree, or order entered into with such party’s supervisory authorities. At all times during the term of this Agreement, such party will continuously include and maintain as part of its official written books and records this Agreement, this Schedule and all other exhibits, supplements, and attachments hereto and documents incorporated by reference herein, all Confirmations, and evidence of all necessary authorizations.
(vi) ERISA. It continuously represents that it is not (i) an employee benefit plan (an “ERISA Plan”) as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title 1 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, (ii) a person or entity acting on behalf of an ERISA Plan or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.” It will provide notice to the other party in the event that it is aware that it is in breach of any aspect of this representation or is aware that with the passing of time, giving of notice or expiry of any applicable grace period, it will breach this representation.
(c)	Waiver of Jury Trial. Each party hereby irrevocably waives any and all rights to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any Transaction contemplated hereby.

(d)	Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction unless such severance shall substantially impair the benefits of the remaining portions of this Agreement or changes the reciprocal obligations of the parties. The parties hereto shall endeavour in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(e)	Transfers. Notwithstanding the provisions of Section 7:
(i) No transfer by Party A of this Agreement or any interest or obligation in or of Party A under this Agreement shall be effective unless:
(A)	Party B consents to such transferee;
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(B)	The Rating Agency Condition shall have been satisfied;

(C)	Party A shall have given Party B, the Servicer and the Indenture Trustee at least twenty days prior written notice of the proposed transfer; and

(D)	such transfer otherwise complies with the terms of the Indenture and the other Transaction Agreements.
     Upon the effectiveness of any transfer, each of Party A and Party B shall be released (in each case to the extent of the obligations so transferred) from its obligations as a party to this Agreement without any further notification or other action.
(ii) Except to the extent contemplated by the Indenture, neither this Agreement nor any interest in or under this Agreement may be transferred by Party B to any other entity save with Party A’s prior written consent (such consent not to be unreasonably withheld or delayed).
(f)	Permitted Security Interest. For purposes of Section 7 of this Agreement, Party A hereby consents to the Permitted Security Interest.
“Permitted Security Interest” means the pledge and assignment by Party B of the Swap Collateral to the Indenture Trustee pursuant to the Indenture, and the granting to the Indenture Trustee of a security interest in the Swap Collateral pursuant to the Indenture.
“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with this Agreement or any Transaction governed by this Agreement, including, without limitation, any transfer or termination of any such Transaction.
“Indenture Trustee” means [          ] or any successor, acting as Indenture Trustee pursuant to the Indenture.
(g)	Absence of Certain Events. Section 3(b) of this Agreement is hereby amended by inserting the parenthetical “(with respect to Party A only)” immediately after the phrase “No Event of Default or”.
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(h)	Events of Default. Section 5(a)(i) of this Agreement is hereby amended by changing the word “third” to “first” in the phrase “if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party” and the addition of the following at the end thereof:
“, it being understood that amounts payable by Party B are not due except to the extent set forth in Section 4.4(a) of the Sale and Servicing Agreement.”
(i)	Payment on Early Termination. If an Early Termination Date occurs in respect of which Party A is the Defaulting Party or the sole Affected Party with respect to an Additional Termination Event, Party B will not be required to pay any amounts payable to Party A under Section 6(e) in respect of such Early Termination Date, and Party A will not be permitted to set-off in respect of such amounts, until payment in full of all amounts outstanding under the Notes.

(j)	No Set-Off. Party A and Party B hereby waive any and all right of set-off with respect to any amounts due under this Agreement or any Transaction, provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Sections 2(c) of this Agreement.

(k)	Indenture. Party B hereby acknowledges that Party A is a secured party under the Indenture with respect to this Agreement, and Party B agrees for the benefit of Party A that it will not amend the Indenture in a manner which materially and adversely affects the rights or obligations of Party A under the Indenture unless Party A shall have consented in writing to such action (and such consent shall be deemed to have been given if Party A does not object in writing within ten (10) business days after receipt of a written request for such consent).

(l)	No Recourse. The liability of Party B to Party A hereunder is limited in recourse solely to the amounts payable to Party A from the Available Funds, Advances made on such Payment Date and the Reserve Account Draw Amount in accordance with the priority of payments set forth in Section 4.4(a) of the Sale and Servicing Agreement.

(m)	No Petition. Party A hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) it shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other
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relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) it shall not commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This section shall survive the termination of this Agreement.
As used above, “Bankruptcy Remote Party” means BAS Securitization LLC and Party B.
(n)	Confirmation. Each party acknowledges and agrees that the Confirmation executed as of the date hereof and designated as Party A Global ID No. [ ] shall be the only Transaction governed by this Agreement (it being understood that, in the event such Confirmations shall be amended (in any respect), such amendment shall not constitute (for purposes of this paragraph) a separate Transaction or a separate Confirmation). Party A and Party B shall not enter into any additional Confirmations or Transactions hereunder.

(o)	Potential Events of Default. Section 2(a)(iii) is amended by the deletion of the words “or Potential Event of Default”.

(p)	Limitation of Liability. Notwithstanding anything contained herein to the contrary, in executing this Agreement (including the Schedule, Credit Support Annex and each Confirmation) on behalf of Party B, [ ] (the “Owner Trustee”) and the Indenture Trustee are acting solely in its capacity as owner trustee of Party B and indenture trustee, respectively, and not in its individual capacity, and in no event shall either one of them, in their individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder, for which recourse shall be had solely to the assets of Party B, except to the extent of its fraud, breach of trust or willful misconduct.
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(q)	[Reserved].

(r)	Definitions.
(i)	As used herein:
“Credit Support Annex” means the 1994 ISDA Credit Support Annex between Party A and Party B dated as of the date hereof.
“Depositor” means BAS Securitization LLC.
“Eligible Collateral” means cash, U.S. Treasury Bills and any other forms of collateral which are reasonably acceptable to Party B, the Servicer and the Indenture Trustee and have been approved by the Rating Agencies.
“Free Writing Prospectus” means any free writing prospectus prepared in connection with the public offering of the Notes.
“Moody’s” means Moody’s Investors Service, Inc. or its successor.
“Notes” mean the asset-backed notes issued by Party B under the Indenture.
“Preliminary Prospectus Supplement” means any preliminary prospectus supplement prepared in connection with the public offering and sale of the Notes.
“Prospectus Supplement” means any prospectus supplement prepared in connection with the public offering and sale of the Notes.
“Qualified Counterparty” means a counterparty that (a) has Rated Debt and (b) becomes a party to this Agreement (or party to an agreement in form and substance satisfactory to Party B, the Servicer and the Indenture Trustee) in accordance with Part 5(e) of this Schedule and pursuant to documentation which is not less favorable to Party B than this Agreement.
“Rated Debt” means, with respect to a counterparty,(1) in the case of S&P, (i) S&P assigns (x) a long-term debt rating equal to or higher than “A” to the counterparty, and (y) assigns a short-term debt rating equal to or higher than “A-1” to the counterparty (if the counterparty has both long-term and short-term debt ratings), or (ii) S&P assigns a long-term debt rating equal to or higher than “A+” to the counterparty (if the counterparty only has a long-term debt rating), and (2) in the case of Moody’s (i)
Schedule to ISDA
Master Agreement

Moody’s assigns (x) a long-term debt rating equal to or higher than “A2” to the counterparty, and (y) a short-term debt rating equal to or higher than “P1” to the counterparty (if the counterparty has both long-term and short-term debt ratings), or (ii) Moody’s assigns a long-term debt rating equal to or higher than “A1” to the counterparty (if the counterparty only has a long-term debt rating).
“Rating Agencies” means S&P and Moody’s.
“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation by such Rating Agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) in the case of Moody’s only, that such Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will cause it to downgrade, qualify or withdraw its rating assigned to the Notes.
“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies Inc. or its successor.
“Servicer” means Bank of America, National Association or its successor.
     Reference is made to that certain Sale and Servicing Agreement dated as of [ ], 20[ ] (the “Sale and Servicing Agreement”) among Party B as the Issuer, BAS Securitization LLC, Bank of America, National Association and [ ], as Indenture Trustee. Capitalized terms used but not defined in this Agreement or this Schedule will have the meanings ascribed to them in the Sale and Servicing Agreement.
(s)	Amendments. Section 9(a) of this Agreement is hereby amended by inserting the following at the end thereof:
it being a further condition to any such amendment or modification that the Rating Agency Condition shall have been satisfied.
Schedule to ISDA
Master Agreement

(t)	Regulation AB Financial Disclosure.
Subject to the last two paragraphs of this clause (t), so long as Party B, the Depositor or any of such parties’ Affiliates (collectively, “Bank of America”) shall file reports in respect of the Notes with the Secutiries and Exchange Commission (the “SEC”) pursuant to Sections 13(a) or 15(d) of the the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Party A agrees to Deliver within ten (10) calendar days of receipt of a written request therefor by Party B or the Depositor, such information relating to Party A as may be necessary to enable Bank of America to comply with any SEC disclosure requirements, including without limitation information concerning Party A required by Items 1115 of Regulation AB and Forms 8-K, 10-D and 10-K; it being understood that Bank of America shall not be required to voluntarily suspend its reporting obligation with respect to the Notes at any time. To the extent necessary to comply with Regulation AB, Party A shall obtain any necessary auditor’s consents related to any financial statements of Party A required to be incorporated by reference into any Free Writing Prospectus, Preliminary Prospectus Supplement or Prospectus Supplement or report filed by Bank of America with the SEC and promptly to forward to the Depositor any such auditor consents obtained. The information provided, or authorized to be incorporated by reference, by Party A pursuant to this Part 5(t) is referred to as the “Additional Information.”
For the purpose of this Part 5(t):
“Deliver” includes actual delivery or transmission of information in an EDGAR-compatible format or, in the case of any financial information required to be delivered pursuant to Item 1115 of Regulation AB and Forms 8-K, 10-D and 10-K, making such financial information available in an EDGAR-compatible format for incorporation by reference to the extent permitted by Regulation AB, together with actual delivery of all necessary auditor’s consents.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval system.
“Regulation AB” means Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed.
Schedule to ISDA
Master Agreement

Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.
If at any time during a period that reports are being filed with respect to Party B and the Notes in accordance with the Exchange Act and the rules and regulations of the SEC, as reasonably calculated by the Depositor, the “significance percentage” of this Agreement for any class of the Notes is 8% or more, Party A shall within five (5) Local Business Days following receipt of request therefor demonstrate to the satisfaction of the the Depositor that it is able to provide the Additional Information required under Item 1115(b)(1) of Regulation AB for Party A. If Party A is unable to satisfy the Depositor as to its ability to provide such information, Party A shall within eight (8) Local Business Days following receipt of request therefor, at the sole expense of Party A, without any expense or liability to the Depositor or Party B, cause a Qualified Counterparty (which satisfies the Rating Agency Condition and any other requirements of this Agreement, including the requirement to deliver the indemnification and contribution agreement referred to in Part 3(b)) to replace Party A as party to this Agreement that has agreed to Deliver any information, report, certification or accountants’ consent when and as required under this Part 5(t) hereof.
If at any time during a period that reports are being filed with respect to Party B and the Notes in accordance with the Exchange Act and the rules and regulations of the SEC, as reasonably calculated by the Depositor, the “significance percentage” of this Agreement for any class of the Notes is 18% or more, Party A shall within five (5) Local Business Days following receipt of request therefor demonstrate to the satisfaction of the Depositor that it is able to provide the Additional Information required under Item 1115(b)(2) of Regulation AB for Party A. If Party A is unable to satisfy the Depositor as to its ability to provide such information, Party A shall within eight (8) Local Business Days following receipt of request therefor, at the sole expense of Party A, without any expense or liability to the Depositor or Party B, cause a Qualified Counterparty (which satisfies the Rating Agency Condition and any other requirements of this Agreement, including the requirement to deliver the indemnification and contribution agreement referred to in Part 3(b)) to replace Party A as party to this Agreement that has agreed to Deliver any information, report, certification or accountants’ consent when and as required under this Part 5(t) hereof.
(u)	S&P Downgrade of Party A.
Schedule to ISDA
Master Agreement

In the event (i) S&P assigns (x) a long-term debt rating equal to or lower than “A” to Party A without (y) assigning a short-term debt rating of at least “A-1” to Party A, (ii) S&P assigns a long-term debt rating lower than “A+” to Party A (if Party A only has a long-term debt rating) or (iii) S&P ceases to assign such ratings to Party A (each such event, a “Party A Rating Downgrade”), Party A shall (A) promptly, but in no event later than two (2) Local Business Days following the date of such Party A Rating Downgrade, give Party B, the Servicer and the Indenture Trustee written notice of the occurrence of such Party A Rating Downgrade, and (B) use commercially reasonable efforts to find a Qualified Counterparty promptly and transfer, in accordance with and subject to the limitations of Part 5(e), its rights and obligations to Qualified Counterparty. Party A shall continue to perform its obligations and use commercially reasonable efforts to find a Qualified Counterparty until a Qualified Counterparty is in place. The cost of finding and putting into place a Qualified Counterparty shall be borne by Party A. Not later than thirty (30) calendar days after such Party A Rating Downgrade, if Party A has not transferred its obligations to a Qualified Counterparty in accordance with the foregoing provisions, Party A shall either (i) obtain (at Party A’s expense) an unconditional guarantee or other similar assurance in respect of Party A’s obligations under this Agreement from a guarantor that has Rated Debt and which guarantee and guarantor satisfy the Rating Agency Condition; or (ii) transfer within thirty (30) days of such downgrade and from time to time thereafter to Party B under the Credit Support Annex the amount of Eligible Collateral required under the Credit Support Annex. In the event Party A complies with the requirements set forth in the preceding sentence and the Party A Rating Downgrade relates only to an action taken by S&P, Party A shall not be required to find a replacement counterparty until the time at which S&P assigns a long-term senior unsecured debt rating lower than BBB+ to Party A (a “Level Two S&P Party A Downgrade”), at which time Party A must (i) transfer within one Local Business Day of such downgrade and from time to time thereafter to Party B under the Credit Support Annex the amount of Eligible Collateral required under the Credit Support Annex and (ii) immediately (but in no event later than thirty (30) calendar days of such downgrade) find and put into place a Qualified Counterparty. Once a Qualified Counterparty is in place, Party B shall return any such Eligible Collateral to Party A pursuant to the terms of the Credit Support Annex and to the extent such Eligible Collateral has not already been applied in accordance with this Agreement or the Credit Support Annex. Party B shall have the right to terminate this Agreement if at any time Party A fails to comply with any of its obligations under this paragraph in full and in a timely manner.
Schedule to ISDA
Master Agreement

BANC OF AMERICA AUTO SECURITIES TRUST 200[ ] — [ ]

By: [ ], not in its individual capacity but solely as owner trustee

By:

Name:
Title:

[ ]

By:

Name:
Title:
Schedule to ISDA
Master Agreement

ISDA®
International Swaps and Derivatives Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA MASTER AGREEMENT
dated as of [      ]
between
[        ] (“Party A”)
and
Banc of America Auto Securities Trust 200[ ]-[ ] (“Party B”)
This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above (this “Agreement”), is part of its Schedule and is a Credit Support Document under this Agreement with respect to Party A.
Accordingly, the parties agree as follows:
Paragraphs 1 — 12. Incorporation
Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof:
Paragraph 13. Elections and Variables
(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes no additional obligations of Secured Party and, for purposes of the definition of Obligations in Paragraph 12, includes no additional obligations of Pledgor.

(b)	Credit Support Obligations.
(i)	“Delivery Amount” will have the meanings specified in Paragraph 3(a) except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date”.

(ii)	“Credit Support Amount” (x) means the Credit Support Amount required under Paragraph 13(n) (in the case of a Party A Rating Downgrade or Level Two S&P

1

Party A Downgrade relating to an action taken by S&P); (y) has the meaning specified under the relevant definition of Ratings Criteria (in the case of Moody’s First Trigger Event or Moody’s Second Trigger Event); or (z) means Party B’s Exposure under the Agreement to which this Annex relates (in the case of a Party A Rating Downgrade relating to an action taken by Fitch), in each case as calculated on a daily basis by the Valuation Agent. The Credit Support Amount shall be calculated by reference to the provisions set forth in this Annex which would result in Party A transferring the greatest amount of Eligible Credit Support to Party B or, if applicable, which would result in Party B returning the least amount of Posted Credit Support. In circumstances where more than one of the Ratings Criteria or Party A Rating Downgrade apply, the Credit Support Amount shall be calculated by reference to the Ratings Criteria or Party A Rating Downgrade or Level Two S&P Party A Downgrade which would result in Party A transferring the greatest amount of Eligible Credit Support or, if applicable, which would result in Party B returning the least amount of Posted Credit Support.

(iii)	Eligible Collateral. The following items will qualify as “Eligible Collateral”:

		Valuation	Moody’s First	Moody’s Second
		Percentage:*	Ratings Trigger	Ratings Trigger**	S&P & Fitch**
(A)	Cash: US Dollars		[ ]%	[ ]%	[ ]%

(B)	U.S. Treasury Securities:		[ ]%	[ ]%	[ ]%
negotiable debt obligations issued by the U.S. Treasury Department (“Treasuries”) having a remaining maturity of up to and not more than 1 year.

2

		Valuation	Moody’s First	Moody’s Second
		Percentage:*	Ratings Trigger	Ratings Trigger**	S&P & Fitch**

(C)	Treasuries having a remaining maturity of greater than 1 year but not more than 10 years.		[ ]%	[ ]% (1-2yr) [ ]% (2-3yr) [ ]% (3-5yr) [ ]% (5-7yr) [ ]% (7-10yr)	[ ]% (1-2yr) [ ]% (2-3yr) [ ]% (3-5yr) [ ]% (5-7yr) [ ]% (7-10yr)

(D)	Treasuries having a remaining maturity of greater than 10 years.		[ ]%	[ ]% (10-20yr) [ ]% (>20yr)	[ ]% (10-20yr) [ ]% (>20yr)

(E)	Agency Securities: Debenture obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC) (collectively, “Agency Securities”) having a remaining maturity of not more than 1 year.		[ ]%	[ ]%	[ ]%

3

		Valuation	Moody’s First	Moody’s Second
		Percentage:*	Ratings Trigger	Ratings Trigger**	S&P & Fitch**

(F)	Agency Securities having a remaining maturity of greater than 1 year but not more than 5 years.		[ ]%	[ ]% (1-2yr) [ ]% (2-3yr) [ ]% (3-5yr)	[ ]% (1-2yr) [ ]% (2-3yr) [ ]% (3-5yr)

(G)	Agency Securities having a remaining maturity of greater than 5 years but not more than 10 years.		[ ]%	[ ]% (5-10yr) [ ]% (7-10yr)	[ ]% (5-7yr) [ ]% (7-10yr)

(H)	Agency Securities having a remaining maturity of greater than 10 years but not more than 20 years.		[ ]%	[ ]%	[ ]%

4

		Valuation	Moody’s First	Moody’s Second
		Percentage:*	Ratings Trigger	Ratings Trigger**	S&P & Fitch**

(I)	Agency Securities having a remaining maturity of greater than 20 years but not more than 30 years.		[ ]%	[ ]%	[ ]%

(J)	FHLMC Certificates. Mortgage participation certificates issued by FHLMC evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, and having a remaining maturity of not more than 30 years.		% to be determined	% to be determined	[ ]%

5

		Valuation	Moody’s First	Moody’s Second
		Percentage:*	Ratings Trigger	Ratings Trigger**	S&P & Fitch**
(K)	FNMA Certificates. Mortgage-backed pass-through certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, having a remaining maturity of not more than 30 years.		[ ]%	[ ]%	[ ]%

(L)	GNMA Certificates. Mortgage-backed pass-through certificates issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, and having a remaining maturity of not more than 30 years.		[ ]%	[ ]%	[ ]%

6

		Valuation	Moody’s First	Moody’s Second
		Percentage:*	Ratings Trigger	Ratings Trigger**	S&P & Fitch**
(M)	Commercial Paper. Commercial Paper with a rating of at least P-1 by Moody’s, at least F-1 by Fitch and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.		[ ]%	[ ]%	[ ]%

(N)	Other. Other items of Credit Support approved in writing by each applicable rating agency with such valuation percentages as determined by each applicable rating agency.		[ ]%	[ ]%	[ ]%

*	The Valuation Percentage shall equal the percentage specified under such Rating Agency’s name above. If Party A is rated by more than one Rating Agency specified above, the Valuation Percentage shall equal the lowest of the applicable percentages specified above.

**	A parenthetical in the form of (a-b yr) means a security having a remaining maturity greater than or equal to a years and less than b years.

7

(iv)	There shall be no “Other Eligible Support” for Party A for purposes of this Annex.

(v)	Thresholds.
(A)	“Independent Amount” means with respect to Party A: Not Applicable.

“Independent Amount” means with respect to Party B: Not Applicable.

(B)	“Threshold” means with respect to Party A: Infinity; provided that for so long as Party A is not above the Moody’s First Trigger Required Ratings and either (i) Party A had been below the Moody’s First Trigger Required Ratings since this Annex was executed or (ii) at least 30 Local Business Days have elapsed since the last time Party A had been below the Moody’s First Trigger Required Ratings, the Threshold with respect to Party A shall be zero; further, provided, if a Moody’s Second Rating Trigger Requirement has occurred and is continuing pursuant to the Agreement, the Threshold shall be zero in the event Party A fails to assign all of its rights and obligations under the Agreement on or before the 20th day after the date of a Moody’s Second Rating Trigger Requirement (as described in Part 1(g) of the Schedule) continues to

8

exist. Party A will post Eligible Collateral on or prior to the 20th day following a Moody’s Second Rating Trigger Requirement.

“Threshold” means with respect to Party B: Not Applicable.

(C)	“Minimum Transfer Amount” means with respect to Party A: (i) $[ ] when the Notional Amount is greater than $50 million, or (ii) otherwise, $[ ].

“Minimum Transfer Amount” means with respect to Party B: (i) $[ ] when the Notional Amount is greater than $50 million, or (ii) otherwise, $[ ].

(D)	Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of $10,000.00, respectively.
(c)	Valuation and Timing.
(i)	“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuaton Agent from one or more pricing sources.

(ii)	“Valuation Date” means: each Local Business Day on which the Credit Support Amount would be greater than zero.

(iii)	“Valuation Time” means:
[ ]	the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

[ ]	the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

9

provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 1:00 p.m., New York time, on a Local Business Day.

(v)	Notwithstanding the definition of Valuation Agent and Valuation Date, at any time while the long-term unsecured debt or counterparty rating of Party A’s Credit Support Provider is not above “BBB”, the calculations of Exposure and the Value of any Eligible Credit Support or Posted Credit Support must be verified by an external mark monthly. The external mark must be obtained by an independent third party, and cannot be verified by the same entity more than four times in any 12-month period. In addition, the external mark-to-market valuations should reflect the higher of two bids from counterparties that would be eligible and willing to provide the swap in the absence of the current provider. The Value of any Eligible Credit Support or Posted Credit Support and Exposure should be based on the greater of the calculations of the Valuation Agent and the external marks, and any deficiencies in Value and Exposure must be cured within three days.

(vi)	Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.
(d)	Conditions Precedent. No event shall constitute a “Specified Condition”.

(e)	Substitution.
(i)	“Substitution Date” means the Local Business Day in New York on which the Secured Party is able to confirm irrevocable receipt of the Substitute Credit Support, provided that (x) such receipt is confirmed before 3:00 p.m. (New York time) on such Local Business Day in New York and (y) the Secured Party has received, before 1:00 p.m. (New York time) on the immediately preceding Local Business Day in New York, the notice of substitution described in Paragraph 4(d)(i).

10

(ii)	Consent. The Pledgor is not required to obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d).
(f)	Dispute Resolution.
(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which a notice is given that gives rise to a dispute under Paragraph 5.

(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: for Cash, the U.S. dollar value thereof, and for each item of Eligible Collateral (except for Cash), an amount in U.S. dollars equal to the product of (i) either (A) the bid price for such security quoted on such day by a principal market-maker for such security selected in good faith by the Secured Party or (B) the most recent publicly available bid price for such security as reported by a quotation service or in a medium selected in good faith and in a commercially reasonable manner by Secured Party, multiplied by (ii) the percentage figure listed in Paragraph 13(b)(ii) hereof with respect to such security.

(iii)	Alternative. The provisions of Paragraph 5 will apply.
(g)	Holding and Using Posted Collateral.
(i)	Eligibility to Hold Posted Collateral; Custodians. Secured Party will not be entitled to hold Posted Collateral itself, and instead the Secured Party will be entitled to hold Posted Collateral through the Indenture Trustee which Posted Collateral (i) shall not be commingled or used with any other asset held by the Indenture Trustee but shall be held in a separate account for this purpose only and (ii) shall not be transferred to any other person or entity but Party A pursuant to the provisions herein except (x) in any case contemplated by Paragraph 8(a) of this Annex with respect to Party A or (y) as directed by Party A; provided, however, that if the Indenture Trustee does not have a short-term debt rating of at least “A-1” by S&P, then a third party custodian with a short-term debt rating of at least “A-1” by S&P must hold such Posted Collateral.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Secured Party and without prejudice to Secured Party’s rights under Paragraph 8

11

of the Credit Support Annex, Secured Party will not take any action specified in such Section 6(c).
(h)	Distributions and Interest Amount.
(i)	The “Interest Rate”, with respect to Eligible Collateral in the form of Cash, for any day, will be the lesser of (x) the rate opposite the caption “Federal funds (effective)” for such day as published by the Federal Reserve Publication H.15 (519) or any successor publication as published by the Board of Governors of the Federal Reserve System and (y) the rate of interest actually received on such Cash.

(ii)	The “Transfer of Interest Amount” will be made within 3 Local Business Days after the last Local Business Day of each calendar month.

(iii)	Alternative Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.
(i)	Additional Representations. None.

(j)	Other Eligible Support and Other Posted Support. Not Applicable.

(k)	Demands and Notices. All demands, specifications and notices made by a party to this Annex will be made to the following:
Party A: As set forth in the Schedule.

Party B: As set forth in the Schedule.
(l)	Addresses for Transfers.
Party A: Cash/Interest Payments: (USD Only)

USD Cash Collateral Instructions:

12

Eligible Collateral (other than cash):

Party B: Contact Indenture Trustee in the event Transfers are required.
(m)	Other Provisions.
(i)	This Credit Support Annex is a Security Agreement under the New York UCC.

(ii)	Paragraph 1(b) of this Annex is amended by deleting it and restating it in full as follows:
“(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” mean Party B, and all references in this Annex to the “Pledgor” mean Party A; provided, however, that if Other Posted Support is held by Party B, all references herein to the Secured Party with respect to that Other Posted Support will be to Party B as the beneficiary thereof and will not subject that support or Party B as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.”
(iii)	Paragraph 2 of this Annex is amended by deleting the first sentence thereof and restating that sentence in full as follows:

“Party A, as the Pledgor, hereby pledges to Party B, as the Secured Party, as security for the Pledgor’s Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder.”

(iv)	Only Party A makes the representations contained in Paragraph 9 of this Annex.

(v)	Paragraph 12 of this Annex is amended by deleting the definitions of “Pledgor” and “Secured Party” and replacing them with the following:

“‘Secured Party’ means Party B.

13

‘Pledgor’ means Party A.”

(vi)	Paragraph 12 is hereby amended by adding, in alphabetical order, the following:

“Moody’s” means Moody’s Investor Services, Inc., or any successor to the rating business of such entity.”

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating business of such entity.”
(n)	S&P Credit Support Amount. With respect to a Party A Rating Downgrade or Level Two S&P Party A Downgrade relating to an action taken by S&P, the “Credit Support Amount” shall mean with respect to a Pledgor on a Valuation Date the sum of:
(i)	the greater of MTM and $0, plus

(ii)	VB

where:

“MTM” means Secured Party’s Exposure;

“VB” means the Notional Amount (as defined in the Confirmation for each outstanding Transaction under this Agreement) times the relevant percentage set out in Table A below:

14

TABLE A
Volatility Buffer

Less than 10 years,
		but more than 5	Greater than 10
	Less than 5 years	years to	years to
	to Termination Date	Termination Date of	Termination Date of
Counterparty	of the Transaction.	the Transaction.	the Transaction.
The rating by S&P of Party A’s long-term unsecured, unsubordinated obligations is at least equal to “A”	[ ]%	[ ]%	[ ]%

The rating by S&P of Party A’s long-term unsecured, unsubordinated obligations is equal to “A-”	[ ]%	[ ]%	[ ]%

The rating by S&P of Party A’s long-term unsecured, unsubordinated obligations is equal to or less than “BB+”	[ ]%	[ ]%	[ ]%
(o)	Moody’s Ratings Criteria.

15

“Ratings Criteria” means, the criteria used by Moody’s (“Moody’s Criteria”) for the purposes of determining the amount of Eligible Credit Support Party A is required to transfer at any time when the Threshold with respect to Party A is zero.

Moody’s Criteria

Moody’s Credit Support Amount.* With respect to a Moody’s First Trigger Event or a Moody’s Second Trigger Event relating to an action taken by Moody’s, the “Credit Support Amount” shall mean with respect to a Pledgor on a Valuation Date the sum of:

(i) With respect to a Moody’s First Trigger Event:
(A)	the greater of the Secured Party’s Exposure and $0, plus

(B)	Notional Amount times the relevant percentage set out in Table B below.
(ii)	With respect to a Moody’s Second Trigger Event:
(A)	the greater of the Secured Party’s Exposure, $0 or the amount owed by Party A on the next Payment Date (as such term is defined in the Confirmation for each outstanding Transaction under this Agreement), plus

(B)	Notional Amount times the relevant percentage set out in Table B below.

*	To the extent that both the Moody’s Credit Support Amount and the S&P Credit Support Amount apply, the greater of the two amounts shall be the Credit Support Amount.
TABLE B

Weighted Average Life	Moody’s First Trigger	Moody’s Second
of Hedge in Years	Event has Occurred	Trigger Event has Occurred
1%		%
2%		%
3%		%
4%		%

16

Weighted Average Life	Moody’s First Trigger	Moody’s Second
of Hedge in Years	Event has Occurred	Trigger Event has Occurred
5%		%
6%		%
7%		%
8%		%
9%		%
10%		%
11%		%
12%		%
13%		%
14%		%
15%		%
16%		%
17%		%
18%		%
19%		%
20%		%
21%		%
22%		%
23%		%

17

Weighted Average Life	Moody’s First Trigger	Moody’s Second
of Hedge in Years	Event has Occurred	Trigger Event has Occurred
24%		%
25%		%
26%		%
27%		%
28%		%
29%		%
30%		%

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Accepted and agreed:

[ ]		BANC OF AMERICA AUTO SECURITIES TRUST 200[ ]-[ ]

By:		By: [ ], not in its individual capacity but solely in its capacity as Owner Trustee
Name:
	Title:	By:
	Date:	Name:
Title:
Date:
Credit Support Annex

SWAP TRANSACTION CONFIRMATION

Date:	[ ], 20[ ]

To:	[Banc of America Auto Securities Trust 200[ ]-[ ]] (“Party B”)
c/o [ ], as Owner Trustee
[ ]
[ ]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]

From:	[ ] (“Party A”)
[ ]
[ ]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]

Ref. No.	[ ]
Dear Sir or Madam:
The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
1. The definitions and provisions contained in (i) the 2000 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc, and (ii) the Sale and Servicing Agreement dated as of [ ] (the “Sale and Servicing Agreement”) between Party B, BAS Securitization LLC, Bank of America, National Association, and [ ], as Indenture Trustee, relating to the issuance by Party B of certain debt obligations, are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Sale and Servicing Agreement.
2.	The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Currency for Payments:	U.S. Dollars

Notional Amount:	For the Initial Calculation Period, the Notional Amount shall be equal to USD [ ]. For each subsequent Calculation Period, the Notional Amount shall be equal to the aggregate Note Balance of the Class [ ] Notes on the first day of such Calculation Period. With respect to any Payment Date, the aggregate Note Balance of the Class [ ] Notes will be determined using the Servicer Certificate issued on the Determination Date immediately preceding the Payment Date (giving effect to any reductions of the Note Balance of the Class [ ] Notes reflected in such Servicer Certificate).

Initial Calculation Period:	[ ], 20[ ] to but excluding [ ], 20[ ].

Term:
Trade Date:	[ ], 20[ ]

Effective Date:	[ ], 20[ ]

Termination Date:	The earlier of (i) [insert legal final maturity of the Class [ ] Notes] and (ii) the date on which the Note Balance of the Class [ ] Notes is reduced to zero.

Fixed Amounts:
Fixed Rate Payer:	Party B

Calculation Period End Dates:	Monthly on the [ ] of each month, commencing [ ], 20[ ], through and including the Termination Date.

Payment Dates:	Monthly on the [ ] of each month, commencing [ ], 20[ ], through and including the Termination Date.

Business Day Convention:	Following

Business Day:	Principal place of business of Party A, New York, Delaware and North Carolina

Fixed Rate:	[ ]

Fixed Rate Day Count
Basis:	30/360

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Floating Amounts:
Floating Rate Payer:	Party A

Calculation Period End Dates:	Monthly on the [ ] of each month, commencing [ ], 20[ ], through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Payment Dates:	Monthly on the [ ] of each month, commencing [ ], 20[ ], through and including the Termination Date.

Business Day Convention:	Following

Business Day:	Principal place of business of Party A, New York, Delaware and North Carolina

For Payment Dates:

For Reset Dates:

For the determination of the Floating Rate:	London

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day Count:

Basis:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

3. The additional provisions of this Confirmation are as follows:

Calculation Agent:	As specified in the Agreement

Payments to Party A:

Payments to Party B:
Deposits to the Collection Account shall be made via fed wire in accordance with the instructions below:

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4. Documentation
This Confirmation supplements, forms a part of, and is subject to, the 1992 ISDA Master Agreement dated as of [                         ], 20[ ] (including the Schedule thereto) as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified herein.

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Unless otherwise provided in the Agreement, this Confirmation is governed by the laws of the State of New York.
Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours, [ ]
By:
Name:
Title:

Accepted and confirmed as of the date first above written:
BANC OF AMERICA AUTO SECURITIES TRUST 200[ ]-[ ]
By: [                         ], not in its individual capacity but solely
in its capacity as Owner Trustee

By:
Name:
Title:

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